                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 29 to the Registration Statement of the Florida Intermediate-Term Municipal Fund,
Florida Municipal Money Market Fund, Arizona Intermediate-Term Municipal Fund,
Tax-Free Money Market Fund, Limited-Term Tax-Free Fund, Intermediate-Term
Tax-Free Fund, Long-Term Tax-Free Fund, High-Yield Municipal Fund (eight of the funds comprising the American Century Municipal Trust) on Form N-1A of our
reports dated July 14, 2000 on our audits of the financial statements and financial highlights of the Florida Intermediate-Term Municipal Fund, Florida
Municipal Money Market Fund, Arizona Intermediate-Term Municipal Fund, Tax-Free
Money Market Fund, Limited-Term Tax-Free Fund, Intermediate-Term Tax-Free Fund,
Long-Term Tax-Free Fund, High-Yield Municipal Fund, which reports are included in the Annual Report to Shareholders for the year ended May 31, 2000 which are incorporated by reference in Post-Effective Amendment No. 29 to the Registration
Statement. We also consent to the reference in the Statement of Additional
Information to our Firm under the caption "Independent Accountants."

/*/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, Missouri
September 27, 2000